EXHIBIT 99.2


                           BERRY PLASTICS CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                                       OF
               121/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2004


            As set forth in the Prospectus dated November 24, 1999 (the "Prospectus"), of Berry Plastics Corporation (the "Company") under the caption "The Exchange Offer -- Guaranteed Delivery Procedures," this form must be used to accept the Company's offer to exchange its 121/4% Series C Senior Subordinated Notes due 2004 (the "New Notes") for an equal principal amount of its 121/4% Series B Senior Subordinated Notes due 2004 (the "Old Notes"), by Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or an Agent's Message (as defined in the Prospectus) and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date. This form must be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                             THE EXCHANGE AGENT IS:
                     UNITED STATES TRUST COMPANY OF NEW YORK

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 BY REGISTERED OR CERTIFIED MAIL:      BY HAND BEFORE 4:30 P.M.:    BY OVERNIGHT COURIER AND BY HAND AFTER
   United States Trust Company        United States Trust Company      4:30 P.M. ON THE EXPIRATION DATE:
           of New York                       of New York                  United States Trust Company
           P.O. Box 843                     111 Broadway                         of New York
          Cooper Station                New York, New York 10006           770 Broadway, 13th Floor
     New York, New York 10276           Attention: Lower Level             New York, New York  10003
    Attention: Corporate Trust          Corporate Trust Window
            Services

                                        FOR INFORMATION CALL:
                                          (212) 852-1000
                                      Facsimile: (212) 420-6211
                                     Attention: Customer Service
                                       Confirm: (800) 548-6565
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            DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

            The undersigned hereby tenders for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

            The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on December 29, 1999, unless extended by the

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Company. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
December 29, 1999, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

            All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.


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           SIGNATURE                    Principal Amount of Old Notes
                                        Tendered (must be in integral
/s/ _________________  Date: ________   multiples of $1,000): $________________

/s/ _________________  Date: ________   Certificate Number(s) of Old Notes (if
Signature(s) of Registered Holder(s)    available): ___________________________
    or Authorized Signatory
                                        _______________________________________
Area Code and Telephone Number: _____
_____________________________________   Aggregate Principal Amount
                                        Represented by Certificate(s): $_______
Name(s): ____________________________
                (Please Print)          IF TENDERED OLD NOTES WILL BE
                                        DELIVERED BY BOOK-ENTRY TRANSFER,
Capacity (full title), if signing in    PROVIDE THE DEPOSITORY TRUST
a fiduciary or representative           COMPANY ("DTC") ACCOUNT NO. AND
capacity):                              TRANSACTION CODE NUMBER (IF AVAILABLE):

Address: ____________________________
            (Including Zip Code)        _______________________________________

Taxpayer Identification or
Social Security No.: ________________   Account No. ___________________________

                                        Transaction Number ____________________
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                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

            The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Book-Entry Transfer" and any other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

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Name of Eligible Institution:______     ______________________________

___________________________________          AUTHORIZED SIGNATURE

Address:___________________________     Name: ________________________

___________________________________     Title: _______________________

Area Code and Telephone No: ______      Date: ________________________

__________________________________

            NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

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